AMENDMENT NO. 1
                 TO THE INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                        1998 STOCK OPTION AND GRANT PLAN

     The International Plastic Technologies, Inc. 1998 Stock Option and Grant Plan (the "Plan") was duly adopted by the Board of Directors of International Plastic Technologies, Inc. (the "Company") as of March 17, 1998.

     Pursuant to Section 17 of the Plan, the Board of Directors duly adopted a resolution to amend the Plan as follows:

          Paragraph 1 of the Plan is hereby amended by deleting the reference to "International Plastic Technologies, Inc." appearing in the second, third, tenth and eleventh lines of said paragraph and substituting in its place and stead, "ChinaB2BSourcing.com, Inc."

     Pursuant to Section 17 of the Plan, at the Annual Meeting of Stockholders of the Company held on June 15, 2000, the following amendment was approved and ratified:

          Paragraph 3(a) of the Plan is hereby amended to increase the number of option shares which the Plan is authorized to grant from 300,000 shares to 800,000 shares.

     Except as specifically amended above, the terms and conditions of the Plan are hereby ratified and confirmed and remain in full force and effect.